SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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ACTUATE CORPORATION

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ACTUATE CORPORATION

701 Gateway Boulevard

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 25, 2005

To our Stockholders:

The Annual Meeting of Stockholders of Actuate Corporation will be held at Actuate’s corporate headquarters, located at 701 Gateway Boulevard, South San Francisco, California, on Wednesday, May 25, 2005, at 9:00 a.m. for the following purposes:

1.    To elect six directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

2.    To ratify the appointment of KPMG LLP as Actuate’s independent public auditors for the fiscal year ending December 31, 2005; and

3.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on April 4, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at Actuate’s headquarters located at 701 Gateway Boulevard, South San Francisco, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order Of The Board Of Directors,

Nicolas C. Nierenberg Chairman of the Board and Chief Architect

South San Francisco, California

April 15, 2005

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

ACTUATE CORPORATION

701 Gateway Boulevard

South San Francisco, California 94080

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 25, 2005

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Actuate Corporation, a Delaware corporation (“Actuate”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Actuate’s corporate headquarters located at 701 Gateway Boulevard, South San Francisco, California, on Wednesday, May 25, 2005, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 19, 2005.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Actuate’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 4, 2005, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 62,069,785 shares of Common Stock outstanding. Each stockholder of record on April 4, 2005 is entitled to one vote for each share of Common Stock held by such stockholder on April 4, 2005. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

A majority of Actuate’s issued and outstanding Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The six nominees for director receiving the highest number of affirmative votes will be elected. Withheld votes and broker non-votes will have no effect in the outcome of the election of directors.

Proposal 2.    Ratification of the appointment of KPMG LLP as Actuate’s independent public auditors for the fiscal year ending December 31, 2005 requires the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote on Proposal 2. An abstention on Proposal 2 has the effect of a vote against the proposal because it requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Broker non-votes will have no effect on the outcome of Proposal 2 because shares represented by such broker non-votes are not considered present and entitled to vote with respect to the matter.

Proxies

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by Actuate’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of Actuate Corporation at Actuate’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

Actuate will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, Actuate may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at Actuate’s request, The Altman Group (“AG”), a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or employees for such services, but AG will be paid its customary fee, estimated to be about $1,775, for search and distribution services.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors who are being nominated for re-election to the Board of Directors (the “Nominees”), their ages as of April 1, 2005, their positions and offices held with Actuate and certain biographical information are set forth below. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Actuate to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

Nominees	Positions and Offices Held with Actuate
Nicolas C. Nierenberg	Chairman of the Board and Chief Architect
Peter I. Cittadini	Director, President and Chief Executive Officer
George B. Beitzel	Director
Kenneth E. Marshall	Director
Arthur C. Patterson	Director
Steven D. Whiteman	Director

Nicolas C. Nierenberg, 48, has been Chairman of the Board of Directors since he co-founded Actuate in November 1993 and became our Chief Architect in August 2000. Mr. Nierenberg was also Chief Executive Officer of Actuate from November 1993 until August 2000 and President from November 1993 until October 1998. Prior to founding Actuate, from April 1993 to November 1993, Mr. Nierenberg worked as a consultant for Accel Partners, a venture capital firm, evaluating investment opportunities in the enterprise software market. Prior to that, Mr. Nierenberg co-founded Unify Corporation, which develops and markets relational database development tools. Mr. Nierenberg held a number of positions at Unify including, Chairman of the Board of Directors, Chief Executive Officer, President, Vice President, Engineering and Chief Technical Officer. Mr. Nierenberg is currently a director for AwarePoint, a privately held software company, and is a member of the board of trustees for The Burnham Institute, a non-profit organization.

Peter I. Cittadini, 49, has been a director of Actuate since February 1999. Mr. Cittadini has been Chief Executive Officer of Actuate since August 2000 and has been the President of Actuate since October 1998. Mr. Cittadini was also Actuate’s Chief Operating Officer from October 1998 until August 2000 and served as Actuate’s Executive Vice President from January 1995 to October 1998. From 1992 to 1995, Mr. Cittadini held a number of positions at Interleaf, Inc., an enterprise software publishing company, including Senior Vice President of Worldwide Operations responsible for worldwide sales, marketing, customer support and services. From 1985 to 1991, Mr. Cittadini held a number of positions at Oracle Corporation, including Vice President, Northeast Division.

George B. Beitzel, 76, has been a director of Actuate since February 2000. From 1955 until his retirement in 1987, Mr. Beitzel held numerous positions at IBM, including serving as a member of the IBM Board of Directors and Corporate Office. During his career Mr. Beitzel has served as a director of a number of companies including Datalogix, FlightSafety, Phillips Petroleum, Roadway Express, Rohm & Haas and Square D. Mr. Beitzel currently serves as director of Bitstream, Inc., Computer Task Group, Inc., and Gevity HR, Inc. Mr. Beitzel also currently serves as a director of Deutsche Bank Trust Company Americas, a wholly owned subsidiary of Deutsche Bank AG.

Kenneth E. Marshall, 52, has been a director of Actuate since January 2001. Mr. Marshall is Chairman of the Board of Directors and CEO of Extraprise, Inc., an international provider of integrated customer relationship management solutions, which he founded in April 1997. From November 1995 to November 1996, Mr. Marshall served as President and COO of Giga Information Group, an information technology advisory company. From

January 1990 to June 1995, Mr. Marshall served as President and CEO of Object Design, Inc., an object-oriented database company. From March 1985 to December 1989, Mr. Marshall worked for Oracle Corporation, where he served as an Oracle group Vice President and was the founder of Oracle’s consulting services business. Mr. Marshall currently serves as a director of privately held company StreamBase Systems.

Arthur C. Patterson, 61, has been a director of Actuate since November 1993 and was appointed lead outside director in May 2004. Mr. Patterson is a general partner of Accel Partners, a venture capital firm, which he founded in 1983. Mr. Patterson currently serves as a director of iPass Inc., and several privately held enterprise software and communications companies.

Steven D. Whiteman, 54, has been a director of Actuate since April 1998. Since January 2005, Mr. Whiteman has worked as an independent consultant. From May 2001 to December 2004, Mr. Whiteman was President and Chief Executive Officer of Intesource, Inc., a privately held procurement solutions company, where he currently serves on the board of directors. From June 2000 to May 2002, Mr. Whiteman worked as an independent consultant. From June 1997 to June 2000, Mr. Whiteman held a number of positions, including Chairman of the Board, Chief Executive Officer and President at Viasoft, Inc., a software application and services company. In addition to serving as a director of Intesource, Mr. Whiteman currently serves as a director of Unify Corporation and privately held company Netpro Computing.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2004, the Board of Directors held five meetings. During the fiscal year ended December 31, 2004, all of the directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served.

The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee.

Audit Committee—The principal functions of the Audit Committee are to monitor the integrity of Actuate’s financial statements; oversee the accounting and financial reporting process and the systems of internal accounting and financial controls; review the qualifications (including independence) and performance of the independent auditors; and oversee compliance with Actuate’s ethics policies and applicable legal and regulatory requirements. The Audit Committee met seven times during 2004. The Audit Committee acts pursuant to a written charter adopted by the Board which can be viewed on our website at www.actuate.com. Messrs. Beitzel, Marshall, Patterson and Whiteman serve on the Audit Committee and the Board has determined that each of them is an independent director under the applicable listing standards of Nasdaq. The Board has determined that Mr. Whiteman is an audit committee financial expert as defined in SEC rules.

Compensation Committee—The Compensation Committee reviews and sets the compensation for Actuate’s Chief Executive Officer and certain of its other executive officers, evaluates the performance of the Chief Executive Officer, and oversees the administration of Actuate’s equity compensation plans. The Compensation Committee met five times during 2004. The Compensation Committee acts pursuant to a written charter adopted by the Board that can be viewed on our website at www.actuate.com. Messrs. Beitzel, Marshall, Patterson and Whiteman serve on the Compensation Committee and the Board has determined that each of them is an independent director under the applicable listing standards of Nasdaq.

Corporate Governance/Nominating Committee—The Corporate Governance/Nominating Committee is responsible for overseeing Actuate’s corporate governance policies and processes and evaluating and recommending qualified candidates to election to the Board of Directors. The Corporate Governance Committee met two times during 2004. The Corporate Governance/Nominating Committee acts pursuant to a written charter adopted by the Board that can be viewed on our website at www.actuate.com. Messrs. Beitzel, Marshall, Patterson and Whiteman serve on the Corporate Governance/Nominating Committee and the Board has determined that each of them is an independent director under the applicable listing standards of Nasdaq.

The Corporate Governance/Nominating Committee does not have a formal policy with regard to the process for identifying and evaluating director nominees. The Corporate Governance/Nominating Committee will give the same consideration to candidates for director nominees recommended by Company stockholders as those candidates recommended by others. To recommend a candidate for the Corporate Governance/Nominating Committee’s consideration, a stockholder should submit the candidate’s name and qualifications to the Company’s corporate secretary in writing at the following address: 701 Gateway Boulevard, South San Francisco, CA 94080. To date, Actuate has not received director candidates recommended by its stockholders and consequently the Board of Directors has believed that it could appropriately address any such recommendations received without a formal policy.

Stockholders may communicate with the Board of Directors by sending a letter to the Company’s corporate secretary at the following address: 701 Gateway Boulevard, South San Francisco, CA 94080. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify. The Corporate Governance/Nominating Committee shall implement the Board’s procedures for consideration of stockholder recommendations.

The Board has determined that, except as noted below, all members of the Board are “independent directors” within the meaning of the applicable listing standards of Nasdaq. Messrs. Cittadini and Nierenberg are not considered independent because they are executive officers of Actuate.

Although Actuate does not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of stockholders, directors are encouraged to attend annual meetings. One director attended the 2004 annual meeting of stockholders. The Corporate Governance/Nominating Committee will give consideration during 2005 of adopting a policy on director attendance at annual meetings of stockholders.

Compensation of Directors

In 2004, non-employee directors received (i) an annual retainer, (ii) an annual fee for the Chairperson of the Audit Committee and (iii) an annual fee for the Chairpersons of the Compensation Committee and the Corporate Governance/Nominating Committee. The aggregate fees (for meetings prior to October 22, 2004) paid by Actuate to Messrs. Beitzel, Marshall, Patterson and Whiteman in 2004 were $14,000, $10,000, $11,000 and $11,000, respectively. Directors are reimbursed for certain expenses in connection with attendance at a board or committee meeting.

Non-employee Board members are automatically granted stock option grants pursuant to the provisions of the 1998 Non-Employee Directors Option Plan. Pursuant to such plan, each individual who first joins the Board as a non-employee director, whether through election or appointment will automatically receive at that time, an option grant to purchase 80,000 shares of Common Stock. Such initial automatic option grant will become exercisable as to 25% of the shares after one year of Board service and the balance of the shares in a series of 36 equal monthly installments over the remaining period of optionee’s Board service. In addition, at each annual stockholders meeting, each non-employee director will automatically be granted at that meeting, whether or not he or she is standing for re-election at that particular meeting, a stock option to purchase 10,000 shares of Common Stock, which will become fully exercisable on the first anniversary of such meeting. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee’s cessation of Board service. However, vesting will automatically accelerate in full upon (i) an acquisition of Actuate by merger, consolidation or asset sale, (ii) a tender offer for more than 50% of the outstanding voting stock or proxy contest for Board membership or (iii) the death or disability of the optionee while serving as a Board member. Messrs. Beitzel, Marshall, Patterson and Whiteman each received an automatic option grant to purchase 10,000 shares of Common Stock with an exercise price per share of $3.65 on May 26, 2004 pursuant to the 1998 Non-Employee Directors Option Plan.

All directors are eligible to receive options under Actuate’s 1998 Equity Incentive Plan and directors who are also employees of Actuate are also eligible to participate in Actuate’s 1998 Employee Stock Purchase Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected KPMG LLP, Independent Auditors (“KPMG”) as Actuate’s independent public auditors for 2005. Representatives from KPMG are not expected to be at the Annual Meeting, however, should they desire to attend, they will have the opportunity to make a statement and will be available to respond to appropriate stockholder questions.

The affirmative vote of the holders of a majority of shares present or represented by proxy and entitled to vote on this proposal will be required to ratify the appointment of KPMG. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in Actuate’s and its stockholders’ best interests.

On June 9, 2004, the Audit Committee decided to dismiss Ernst & Young LLP as Actuate’s independent accountants and notified Ernst & Young LLP of such dismissal on June 13, 2004. On June 9, 2004, the Audit Committee of Actuate appointed KPMG as its new independent accountants. The decision to change accountants was approved by the Audit Committee. During the two most recent fiscal years and through June 13, 2004, Actuate did not consult with KPMG regarding (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on Actuate’s financial statements, and neither a written report was provided to Actuate or oral advice was provided that KPMG concluded was an important factor considered by Actuate in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulations S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The reports of Ernst & Young LLP on Actuate for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through June 13, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such years. Other than as described below, during the two most recent fiscal years and through June 13, 2004, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)). On May 29, 2003 Ernst & Young LLP provided the Audit Committee of Actuate with a report that identified material weaknesses with certain internal controls related to the detection of side letters and the process of investigating customer assertions regarding terms not specified in the agreements. Ernst & Young LLP discussed these material weaknesses with the Audit Committee and management of Actuate. Actuate implemented a remedial action plan, which included implementing certain new processes and procedures to address the identified material weaknesses. Such action plan was based in large part on recommendations made by Ernst & Young LLP.

Actuate reported its change of accountants on a Form 8-K on June 16, 2004. The Form 8-K contained a letter from Ernst & Young LLP addressed to the Securities and Exchange Commission, stating that it agreed with the statements concerning Ernst & Young LLP on such Form 8-K.

Fees Paid to Ernst & Young LLP and KPMG LLP

Audit Fees—Audit fees include fees paid by Actuate to Ernst & Young in connection with the annual audit of Actuate’s consolidated financial statements and the review of Actuate’s interim financial statements. Audit fees also include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-United States jurisdictions. The aggregate fees billed to Actuate by Ernst & Young for audit services rendered to Actuate totaled approximately $77,540 and $873,990 for fiscal years 2004 and 2003, respectively. The aggregate fees billed to Actuate by KPMG for audit services rendered to Actuate totaled approximately $326,500 for fiscal year 2004.

Audit Related Fees—Audit related fees primarily consist of accounting consultations. The aggregate fees billed to Actuate by Ernst & Young for audit related services rendered to Actuate totaled approximately $117,698 and $4,848 for fiscal years 2004 and 2003, respectively. The aggregate fees billed to Actuate by KPMG for audit related services rendered to Actuate totaled approximately $0.00 for fiscal year 2004.

Tax Fees—Tax fees include fees paid by Actuate to Ernst & Young for corporate tax compliance and tax advisory services. The aggregate fees billed to Actuate by Ernst & Young for tax related services rendered to Actuate totaled approximately $0.00 and $39,108 for fiscal years 2004 and 2003, respectively. The aggregate fees billed to Actuate by KPMG for tax related services rendered to Actuate totaled approximately $0.00 for fiscal year 2004.

All Other Fees—No fees were billed to Actuate by Ernst & Young for fiscal year 2004 or 2003 or by KPMG for fiscal year 2004, in either case, for other services not included above.

SOX 404 Fees—Sarbanes-Oxley Section 404 fees paid by Actuate to Ernst & Young totaled approximately $7,707 for fiscal year 2004. Sarbanes-Oxley Section 404 fees paid by Actuate to KPMG totaled approximately $1,282,277 for fiscal year 2004.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee provided that the decisions of that member must be presented to the full committee at its next scheduled meeting. All of the audit and non-audit services performed by the Company’s independent auditors in 2003 and 2004 were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2005, certain information with respect to shares beneficially owned by (i) each person who is known by Actuate to be the beneficial owner of more than five percent of Actuate’s outstanding shares of Common Stock, (ii) each of Actuate’s directors, (iii) each of Actuate’s named executive officers and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner	Number of Shares	Percentage of Total
Columbia Wanger Asset Management, L.P. (2) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	7,431,500	12.0%

FMR Corp. (3) 82 Devonshire Street Boston, MA 02109	4,953,000	8.0%

Palo Alto Investors, LLC (4) 470 University Avenue Palo Alto, CA 94301	3,119,967	5.0%

Cannell Capital (5) 150 California Street San Francisco, CA 94111	3,086,012	5.0%

Peter I. Cittadini (6)	4,365,227	7.0%
Nicolas C. Nierenberg (7)	2,253,707	3.6%
Daniel A. Gaudreau (8)	878,111	1.4%
Ilene M. Vogt (9)	879,737	1.4%
N. Nobby Akiha (10)	446,315	*
Mark Coggins (11)	150,000	*
George B. Beitzel (12)	252,916	*
Kenneth E. Marshall (13)	222,708	*
Arthur A. Patterson (14)	1,812,745	2.9%
Steven D. Whiteman (15)	261,875	*
All current directors and executive officers as a group (11 persons) (16)	11,523,341	18.6%

*	Less than 1%

(1)	This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission. Beneficial ownership has been determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Applicable percentages are based on 61,964,776 shares outstanding on February 28, 2005, adjusted as required by rules promulgated by the Commission. Unless otherwise indicated, the business address of each beneficial owner listed is 701 Gateway Boulevard, South San Francisco, California, 94080.

(2)	Based on Schedule 13G/A filed with the Securities and Exchange Commission for the year ended December 31, 2004.

(3)

Based on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 2004. Various persons have the right to receive the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of Actuate Corporation. The interest of one person, FA Value Strategies Fund, an investment company registered under the Investment Company Act of 1940, in the Common Stock of Actuate Corporation, amounted to 3,975,000 shares of the total outstanding Common Stock.

(4)	Based on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 2004. William L. Edwards is the President of Palo Alto Investors LLC and has the sole power to vote or direct the vote of 30,243 shares.

(5)	Based on Schedule 13G filed with the Securities and Exchange Commission for the year ended December 31, 2004.

(6)	Includes options exercisable into 3,105,760 shares of Common Stock within 60 days of February 28, 2005.

(7)	Includes options exercisable into 1,536,856 shares of Common Stock within 60 days of February 28, 2005.

(8)	Includes options exercisable into 865,372 shares of Common Stock within 60 days of February 28, 2005.

(9)	Includes options exercisable into 674,523 shares of Common Stock within 60 days of February 28, 2005.

(10)	Includes options exercisable into 435,417 shares of Common Stock within 60 days of February 28, 2005.

(11)	Includes options exercisable into 150,000 shares of Common Stock within 60 days of February 28, 2005.

(12)	Includes options exercisable into 237,916 shares of Common Stock within 60 days of February 28, 2005.

(13)	Represents options exercisable into 222,708 shares of Common Stock within 60 days of February 28, 2005.

(14)	Includes 40,000 shares held by Patterson Family Foundation, 345,960 shares held by Ellmore C. Patterson Partners, and 549,940 shares held by ACP Family Partnership. Mr. Patterson, a director of Actuate, is the general partner of Ellmore C. Patterson Partners, the general partner of ACP Family Partnership and the trustee of Patterson Family Foundation. Mr. Patterson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes options exercisable into 141,875 shares of Common Stock within 60 days of February 28, 2005.

(15)	Represents options exercisable into 261,875 shares of Common Stock within 60 days of February 28, 2005.

(16)	Includes options exercisable into 7,632,302 shares of Common Stock within 60 days February 28, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of Actuate and persons who hold more than 10% of Actuate’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of Actuate’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that Actuate received from such persons during 2004 for their transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for 2004, Actuate believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, directors and greater than 10% stockholders.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Compensation

The following table sets forth information with respect to compensation for the three fiscal years ended December 31, 2004 paid by Actuate to Actuate’s Chief Executive Officer and Actuate’s four other highest paid executive officers whose total salary and bonus for 2004 exceeded $100,000 (collectively, the “named executive officers”). No other individuals who would have been includable in the table by reason of their salary and bonus for the 2004 Fiscal Year terminated employment or otherwise ceased executive officer status during that year.

			Annual Compensation							Long-Term Compensation Awards Number of Securities Underlying Options
Name and Principal Position	Year		Salary $		Bonus $		Other Annual Compensation $
Peter I. Cittadini President and Chief Executive Officer	2004 2003 2002		$ $ $	400,000 360,000 300,000	$ $ $	194,983 148,851 198,851	$ $ $	23,000 18,000 19,200	(2) (1) (3)	400,000 2,018,667	(8)

Daniel A. Gaudreau Senior Vice President, Finance and Administration and Chief Financial Officer	2004 2003 2002		$ $ $	250,000 240,000 200,000	$ $ $	185,698 148,851 198,851	$ $ $	19,403 19,536 19,361	(7) (6) (4)	250,000 481,621 —	(8)

Ilene M. Vogt Senior Vice President, Worldwide Operations	2004 2003 2002		$ $ $	225,000 200,000 188,964	$ $ $	105,000 111,750 111,750	$ $ $	18,000 18,000 18,000	(1) (1) (1)	300,000 279,273	(8)

N. Nobby Akiha Vice President, Marketing	2004 2003 2002		$ $ $	205,000 200,000 190,000	$ $ $	25,112 45,722 30,687		— — —		350,000	(8)

Mark A. Coggins Senior Vice President, Engineering	2004 2003 2002	(5)	$ $	200,000 46,282 —	$ $	24,500 0 —		18,000 4,150 —	(1) (1)	400,000 —

(1)	Represents an automobile allowance.

(2)	Represents an automobile allowance of $18,000 and $5,000 in financial planning services.

(3)	Represents an automobile allowance of $18,000 and $1,200 in financial planning services.

(4)	Represents an automobile allowance of $18,000 and $1,361 in financial planning services.

(5)	Started employment on October 18, 2003.

(6)	Represents an automobile allowance of $18,000 and $1,536 for excess liability coverage.

(7)	Represents an automobile allowance of $18,000 and $1,403 for excess liability coverage.

(8)	Replacement option issued pursuant to Actuate 2002 Option Exchange Program.

The following table contains information concerning the stock option grants made to each of the named executive officers for 2004. No stock appreciation rights were granted to these individuals during such year.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)(2)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2004	Exercise Price Per Share	Expiration Date
					5%	10%
Peter I. Cittadini	400,000(1)	12.9%	$2.99	04/02/14	$752,158	$1,906,116

Daniel A. Gaudreau	250,000(1)	8.0%	$2.99	04/02/14	$470,099	$1,191,322

Ilene M. Vogt	300,000(1)	9.7%	$2.99	04/02/14	$564,118	$1,429,587

N. Nobby Akiha	—	—	—	—	—	—

Mark A. Coggins	—	—	—	—	—	—

(1)	The vesting schedule for this option grant is as follows: 25% of the shares become exercisable after one year of service with the remainder vesting in equal monthly installments for the following 36 months.

(2)	The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation and potential realizable values at 5% and 10% appreciation are calculated in accordance with Section 402 of Regulation S-K under the Securities Act of 1933, as amended, and do not represent Actuate’s prediction of its stock price performance.

The following table sets forth for each of the named executive officers the number of shares and value realized upon exercise of options during 2004 and the number and value of securities underlying unexercised options that are held by the named executive officers as of December 31, 2004. No stock appreciation rights were held or exercised by the named executive officers during the 2004 year.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter I. Cittadini	10,667	$18,667	2,968,260	510,417	$2,133,173	$6,625
Daniel A. Gaudreau	—	—	779,955	316,667	$511,627	$4,417
Ilene Vogt	—	—	576,606	366,667	$291,612	$4,417
N. Nobby Akiha	—	—	429,166	20,834	$371,000	$—
Mark Coggins			116,666	283,334	$—	$—

(1)	Based on the fair market value of Actuate’s Common Stock as of December 31, 2004 ($2.55 per share), less the exercise price payable for such shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans. The table does not include information with respect to shares of our Common Stock subject to outstanding options granted under equity compensation plans or option agreements assumed by us in connection with our acquisitions of the companies that originally granted those options. However, Footnote (5) to the table sets forth the total number of shares of our Common Stock issuable upon the exercise of those assumed options as of December 31, 2004, and the weighted average exercise price of those options. Except for the adjustments described in Footnote (5) with respect to the outstanding assumed options, no additional options may be granted under those assumed plans.

Plan category	Number of securities to be issued upon exercise of options		Weighted average exercise price of outstanding options	Number of available securities remaining for future issuance
Equity compensation plans approved by stockholders (1)	17,562,502	(3)	$2.97	9,855,463	(4)
Equity compensation plans not approved by stockholders (2)	1,469,237		$2.02	619,110

Total	19,031,739		$2.90	10,504,573

(1)	Consists of three plans: our 1998 Equity Incentive Plan, 1998 Non-Employee Directors Option Plan and the 1998 Employee Stock Purchase Plan (the “Purchase Plan”).

(2)	Consists of one plan: our 2001 Supplemental Stock Plan. See Note 9 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for a description of such plan.

(3)	Excludes purchase rights accruing under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to $25,000 worth of Actuate’s Common Stock (determined on the basis of the fair market value per share on the date or dates such rights are granted and subject to a maximum number of shares, as determined by the Board from time to time, which is currently 500 shares per offering period) at each semi-annual purchase date (the last business day of January and July each year) at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the closing selling price per share of Common Stock on the date immediately preceding the start date of offering period in which that semi-annual purchase date occurs and (ii) the closing selling price per share of Common Stock on the semi-annual purchase date.

(4)	Includes shares available for future issuance under the Purchase Plan, the 1998 Equity Incentive Plan (the “1998 Plan”), and the Non-Employee Directors Option Plan (the “Directors Plan”). As of December 31, 2004, an aggregate of 474,242 shares of common stock were available for issuance under the Purchase Plan, 9,001,221 shares of common stock under the 1998 Plan, and 410,000 shares of common stock under the Directors Plan. The number of shares of common stock available for issuance under the Purchase Plan automatically increases on January 1st each calendar year by an amount equal to the lesser of (i) 2% of Actuate’s outstanding shares of common stock as of December 31 of the immediately preceding calendar year or (ii) 600,000 shares. The number of shares of common stock available for issuance under the 1998 Plan automatically increases on January 1st each calendar year by an amount equal to the lesser of (i) 5% of Actuate’s outstanding shares of common stock as of December 31 of the immediately preceding calendar year or (ii) 2,800,000 shares.

(5)	The table does not include information with respect to equity compensation plans or option agreements assumed by Actuate in connection with our acquisitions of the companies that originally established those plans or agreements. As of December 31, 2004 a total of 47,394 shares of Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of the outstanding options is $1.35 per share. No additional options may be granted under any of those assumed plans.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AND SEVERANCE ARRANGEMENTS

Under the 1998 Equity Incentive Plan, upon a Change in Control, an award will become fully vested as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms. In the event of an involuntary termination of a participant within 12 months following a Change in Control, the vesting of an award will accelerate in full.

A Change in Control includes (i) a merger or consolidation after which Actuate’s then current stockholders own less than 50% of the surviving corporation, (ii) sale of all or substantially all of the assets of Actuate, (ii) a proxy contest that results in replacement of more than one-third of the directors over a 24-month period or (iv) acquisition of 50% or more of Actuate’s outstanding stock by a person other than a trustee of any of Actuate’s employee benefit plans or a corporation owned by the stockholders of Actuate in substantially the same proportions as their stock ownership in Actuate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Beitzel, Marshall, Patterson and Whiteman. None of these individuals was at any time during 2004, or at any other time, an officer or employee of Actuate. No executive officer of Actuate serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Actuate’s Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

Overview    The Compensation Committee of Actuate’s Board of Directors assists the Board in fulfilling its responsibilities related to the compensation of Actuate’s executive officers. The Compensation Committee also exercises the authority of the Board with respect to Actuate’s equity-based and other incentive compensation plans.

General Compensation Policy    The Compensation Committee’s policy is to provide Actuate’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the company and their contributions to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to company performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and Actuate’s stockholders. In 2004, the Compensation Committee retained an outside consultant, Mellon Human Resources and Investor Solutions, to advise it about executive compensation practices in the market and in peer groups.

Annual Base Salary for Executive Officers    In setting base salaries, the Compensation Committee identified a group of companies for comparative compensation purposes and reviewed the detailed compensation data incorporated into their proxy statements. Each executive officer’s base salary is adjusted each year on the basis of (i) the Compensation Committee’s evaluation of the officer’s personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. Actuate’s performance may also be a factor in determining the base salaries of executive officers. The weight given to these factors differed from individual to individual, as the Compensation Committee deemed appropriate. The compensation level for the Company’s executive officers for the 2004 fiscal year ranged from the 50th percentile to the 75th percentile of the market base salary levels in effect for executive officers with comparable positions at the peer group companies in 2003, which was the most recent full year for which data was available.

In selecting the companies to survey for such compensation purposes, the Compensation Committee considered many factors not directly associated with stock price performance, such as geographic location, development stage, organizational structure and market capitalization. For this reason, there is not a meaningful correlation between the companies included within the peer group identified for comparative compensation purposes and the companies included within the RDG Software Composite Index, which the Company has selected as the industry index for purposes of the stock performance graph appearing later in this Proxy Statement.

Annual Cash Bonuses for Executive Officers    Actuate’s cash bonus program seeks to motivate executives to work effectively to achieve Actuate’s corporate goals. Bonuses under the program are tied to the attainment of pre-established goals, and the executive’s bonus entitlement is accordingly dependent upon the successful attainment of those goals. The corporate goals set for the 2004 bonus for Mr. Gaudreau were based on the achievement of certain annual license revenue, total revenue and non-GAAP earnings goals. The corporate goals set for Mr. Akiha and Mr. Coggins were initially based on the achievement of certain quarterly revenue, earnings and new “Global 9000” customer goals, but were amended twice and were ultimately based on achievement of total revenue. Actual bonuses reflect Actuate’s level of achievement of such respective goals. The cash bonus for Ms. Vogt is based on a sales commission plan. The actual bonuses paid to Ms. Vogt reflect the achievement of goals set forth in such plan.

Long-Term Equity Compensation    During 2004, the Board made option grants to Mr. Cittadini (400,000 shares), Ms. Vogt (300,000) and Mr. Gaudreau (250,000). Generally, a significant grant is made in the year that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts based on the recommendation of the Compensation Committee and in the discretion of the

Board of Directors. Generally, the size of each grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with Actuate, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number and value of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion. Typically, Actuate’s executive officers receive a yearly option grant based on such factors.

Each grant allows the executive officer to acquire shares of Actuate’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Options typically vest in installments over a four-year period, contingent upon the executive officer’s continued employment with Actuate. The vesting schedule and the number of option shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in Actuate’s employ, and then only if the market price of Actuate’s Common Stock appreciates over the option term.

Chief Executive Officer    In setting the total compensation payable to Actuate’s Chief Executive Officer for the 2004 fiscal year, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officer of the companies in the surveyed group, while at the same time assuring that a significant percentage of compensation was tied to Actuate’s performance.

The Compensation Committee increased Mr. Cittadini’s base salary for the 2004 fiscal year to $400,000 in recognition of his personal performance and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. This increased salary is at the 75th percentile of market base salary levels in effect for other chief executive officers at the peer group of companies.

Mr. Cittadini received a cash bonus in the amount of $194,983 for 2004. The cash bonus portion of the Mr. Cittadini’s 2004 compensation was based on the achievement of certain annual license revenue, total revenue and non-GAAP earnings goals. The actual bonus paid to Mr. Cittadini reflects Actuate’s level of accomplishment of such goals.

The 400,000-share option grant made to Mr. Cittadini in 2004 is intended to provide him with a significant incentive to remain in the Company’s employ and to contribute to the creation of stockholder value in the form of stock price appreciation, since the grant is subject to four-year vesting schedules and will not have any value unless the market price of the Company’s common stock appreciates over the market price in effect at the time the grants were made.

Tax Limitation    Under the Federal tax laws, a publicly-held company such as Actuate will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million per officer in any year. The limitation applies only to compensation that is not considered to be performance based. Non-performance based compensation paid to Actuate’s executive officers for the 2004 year did not exceed the $1.0 million limit per officer and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the company’s executive officers for the 2005 year will exceed that limit. To qualify for an exemption from the $1.0 million deduction limitation, the stockholders approved a limitation under Actuate’s 1998 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1998 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation.

However, the Compensation Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Compensation Committee may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or restricted stock units tied to the executive officer’s continued service, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Conclusion    It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short term and long term.

COMPENSATION COMMITTEE

Kenneth E. Marshall, Chairman

Arthur C. Patterson

George B. Beitzel

Steven D. Whiteman

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Actuate’s audited financial statements for the fiscal year ended December 31, 2004.

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of Actuate’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full duties and responsibilities of the Audit Committee.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, Actuate’s independent auditors. Actuate management is responsible for financial reporting processes, the preparation of financial statements in accordance with generally accepted accounting principles and a system of internal controls and processes designed to help ensure compliance with applicable accounting standards. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

During 2004, the Audit Committee held 11 meetings. The meetings were conducted to permit open communication among the members of the Audit Committee, KPMG LLP and Actuate management. Among other things, the Audit Committee discussed with KPMG LLP the plans and scope of their audit. The Audit Committee met with KPMG LLP with and without management present to discuss the results of their work and their opinions and recommendations with respect to Actuate’s internal controls and processes. The Audit Committee has also reviewed and approved the fees paid to KPMG LLP for audit and non-audit services.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61 Communication with Audit Committees which includes, among other items, matters related to the conduct of the audit of Actuate’s financial statements. The Audit Committee has also received written disclosures and a letter from KPMG LLP required by Independence Standards Board Standard No. 1 which relates to the accountant’s independence from Actuate, and has discussed with KPMG LLP their independence from Actuate.

Based on the review and discussions referred to above, the Audit Committee recommended to Actuate’s Board of Directors that the audited financial statements be included in Actuate’s Annual Report on Form 10-K and Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

AUDIT COMMITTEE

Steven D. Whiteman, Chairman

George B. Beitzel

Kenneth E. Marshall

Arthur C. Patterson

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on Actuate’s Common Stock between December 31, 1999 and December 31, 2004 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the RDG Software Composite Index, over the same period. This graph assumes the investment of $100.00 on December 31, 1999 in Actuate’s Common Stock, the Nasdaq Stock Market (U.S.) Index and the RDG Software Composite Index, and assumes the reinvestment of dividends, if any.

Comparison of Cumulative Total Return on Investment Since December 31, 1999

Actuate’s closing stock price on December 31, 1999 was $21.44 per share. The closing stock price on December 31, 2004 was $2.55 per share. The share prices have been adjusted to reflect the two-for-one stock split effected by the Company on December 2, 1999 and the two-for-one stock split effected by the Company on August 14, 2000.

The comparisons shown in the graph are based upon historical data. Actuate cautions that the stock price performance shown in the preceding graph is not indicative of, nor intended to forecast, the potential future performance of Actuate’s Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2004, Actuate paid SkyFarm LLC $159,875.40 for transportation services. Mr. Nierenberg, Actuate’s Chairman of the Board and Chief Architect, is the General Partner of SkyFarm LLC.

Actuate’s Bylaws provide that Actuate shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Actuate has entered into indemnification agreements with its directors containing provisions that may require Actuate, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Actuate also maintains insurance policies covering officers and directors under which the insurers agree to pay, subject to certain exclusions, for any claim made against the directors and officers of Actuate for a wrongful act that they may become legally obligated to pay for or for which Actuate is required to indemnify the officers or directors.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the annual meeting of stockholders to be held in calendar year 2006 must be received by December 19, 2005 in order to be included in the proxy statement and proxy relating to that meeting. Stockholder proposals should be addressed to Philip R. Strauss, General Counsel and Secretary, Actuate Corporation, 701 Gateway Boulevard, South San Francisco, California 94080.

In addition, the proxy solicited by the Board of Directors for the 2006 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Actuate is provided with notice of such proposal no later than March 4, 2006.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Actuate will mail without charge, upon written request, a copy of Actuate’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, excluding exhibits. Requests should be sent to Actuate Corporation, 701 Gateway Boulevard, South San Francisco, California 94080, Attn: Investor Relations. The Annual Report can also be viewed on our website at www.actuate.com.

By Order of the Board of Directors,

Nicolas C. Nierenberg

Chairman of the Board

and Chief Architect

South San Francisco, California

April 15, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to http://www.eproxyvote.com/actu

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

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#ATN

Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

To elect the following directors to serve for a term ending upon the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominees: (01)

(01) George B. Beitzel, (02) Peter I. Cittadini,

(03) Kenneth E. Marshall, (04) Nicolas C. Nierenberg,

(05) Arthur C. Patterson, and (06) Steven D. Whiteman.

FOR ALL

NOMINEES

WITHHELD FROM ALL NOMINEES

For all nominees except as noted above

2. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005.

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.

Signature: Date:

Signature: Date:

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PROXY

ACTUATE CORPORATION

701 Gateway Boulevard South San Francisco, CA 94080

This Proxy is Solicited on Behalf of the Board of Directors of Actuate Corporation for the Annual Meeting of Stockholders to be held May 25, 2005

The undersigned holder of Common Stock, par value $0.001, of Actuate Corporation ( the “Company”) hereby appoints Peter I. Cittadini and Daniel A. Gaudreau, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 25, 2005 at 9:00 a.m., local time, at the Company’s principal executive offices located at 701 Gateway Boulevard, South San Francisco, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE

SIDE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SEE REVERSE

SIDE